SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant       ☒
Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of  the Commission Only (as permitted by Rule 14a-6(6)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

SUMMUS, INC. (USA)
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N /A

____________________

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2003
____________________

To Our Shareholders:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Summus, Inc. (USA) (the “Company” or “Summus”) at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, on Tuesday, December 2, 2003 at 10:00 a.m., Eastern Standard Time.  At the 2003 Annual Meeting, shareholders will consider and act on the following matters described in more detail in the accompanying proxy statement:

  To elect four (4) Directors to the Board of Directors of the Company to serve a one-year term until the Company’s 2004 annual meeting or until their successors are elected.

  To approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 100,000,000 to 185,000,000.

  To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

  To transact such other business as may properly be presented at the meeting or any adjournments thereof.

Our Board of Directors unanimously recommends a vote FOR Items 1, 2, and 3 described above.

Our Board of Directors has fixed September 23, 2003, as the “record date” for determining shareholders entitled to notice of and to vote at the 2003 Annual Meeting. Only shareholders of record as of the record date will be entitled to notice of and to vote at the 2003 Annual Meeting or any adjournment thereof.

For entry to the 2003 Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

For ten days before the date of the 2003 Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company’s executive offices at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.

By Order of the Board of Directors
/s/ Bjorn D. Jawerth Bjorn D. Jawerth Chairman and Chief Executive Officer

Date: October __, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2003 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE 2003 ANNUAL MEETING OF SHAREHOLDERS. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE (I.E., “STREET NAME”), YOU WILL NEED TO OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE AND BRING TO THE MEETING A PROXY ISSUED IN YOUR NAME, AUTHORIZING YOU TO VOTE THE SHARES.

SUMMUS, INC. (USA)
2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
DECEMBER 2, 2003

Appendix A      Form of the Articles of Amendment to Increase the Number of Authorized Shares of Common Stock

Appendix B     Audit Committee Charter

SUMMUS, INC. (USA)
434 Fayetteville Street, Suite 600
Raleigh, North Carolina 27601

PROXY STATEMENT

This proxy statement contains information and is furnished in connection with the solicitation by the Board of Directors of Summus, Inc. (USA), a Florida corporation (the “Company”), of proxies for use at the 2003 Annual Meeting of Shareholders of the Company to be held on Tuesday, December 2, 2003, at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513 at 10:00 a.m., Eastern Standard Time, and any adjournment of the 2003 Annual Meeting. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about October ___, 2003.

QUESTIONS AND ANSWERS ABOUT THE 2003 ANNUAL MEETING

Q:	WHAT IS THE PURPOSE OF THE 2003 ANNUAL MEETING?
A:	At the 2003 Annual Meeting, shareholders will act upon the matters outlined in the Notice of 2003 Annual Meeting of Shareholders on the cover page of this proxy statement, including:

  the election of four (4) Directors to the Board of Directors of the Company to serve a one-year term until the Company’s 2004 annual meeting or until their successors are elected;

  a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock, par value $.001 per share, authorized for issuance from 100,000,000 to 185,000,000; and

  the ratification of the selection of Ernst & Young LLP as independent public accountants for the Company’s fiscal year ending December 31, 2003.

We are not aware of any other matters to be presented at the 2003 Annual Meeting; however, the holders of the proxies will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion on any other matters properly presented.

In addition, our management will report on the current operations of the Company and respond to questions from shareholders.

Q:	HOW MANY DIRECTORS ARE BEING NOMINATED FOR ELECTION?
A:	Four (4) nominees are being submitted to the shareholders of the Company for election as Directors at the 2003 Annual Meeting. All four nominees, Jere A. Ayers, Neil R. Guenther, Bjorn D. Jawerth and George H. Simmons, are currently members of the Board of Directors.
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?
A:	We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote your shares at the 2003 Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting.

Q:	WHEN AND WHERE WILL THE 2003 ANNUAL MEETING BE HELD?
A:	The 2003 Annual Meeting will be held at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513 on Tuesday, December 2, 2003, at 10:00 a.m. Eastern Standard Time.
Q:	WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE 2003 ANNUAL MEETING?
A:	Our Board of Directors has fixed the close of business on September 23, 2003, as the “record date” for the determination of shareholders who are entitled to notice of the 2003 Annual Meeting and who are entitled to vote at that meeting. Only those shareholders who owned shares of the Company’s common stock as of the record date are entitled to notice of and to vote at the 2003 Annual Meeting.
Q:	WHAT ARE THE VOTING RIGHTS OF THE COMPANY’S SHAREHOLDERS?
A:	The holders of our common stock will vote on all matters to be acted upon at the 2003 Annual Meeting. The holders of the Company’s Series A, C and E convertible preferred stock have no voting rights at the 2003 Annual Meeting.
Q:	HOW MANY SHARES CAN VOTE?
A:	As of October 15, 2003 we had 62,976,959 outstanding shares of common stock and 555 shareholders of record of such stock. Every shareholder is entitled to one vote for each share of the Company’s common stock held by such shareholder on the record date.
Q:	HOW DO I VOTE AND WHO WILL VOTE MY PROXY?
A:	If you properly complete, sign and return the accompanying proxy card, it will be voted as you direct. Dr. Bjorn Jawerth, the Chairman of our Board of Directors and Chief Executive Officer, and Gary E. Ban, our Chief Operating Officer, the persons named as proxies on the proxy card accompanying this proxy statement, will vote each properly executed and returned proxy as indicated on the directions of the returned proxy. If no direction is indicated, the proxy will be voted in accordance with the recommendations of our Board of Directors contained in this proxy statement. Dr. Jawerth and Mr. Ban were selected by our Board of Directors to serve in this capacity.
Even if you plan to attend the 2003 Annual Meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the 2003 Annual Meeting. “Street name” shareholders who wish to vote at the 2003 Annual Meeting will need to obtain a proxy form from the institution that holds their shares. If you attend the 2003 Annual Meeting you will, of course, be allowed to vote in person.
Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?
A:	The Company has not established procedures to allow telephone or electronic voting through the Internet. We may do so for future shareholder meetings if we determine that the added convenience to our shareholders would justify the additional costs associated with these voting methods. At this time, you may vote only by returning a properly executed proxy card or by voting in person at the 2003 Annual Meeting.
Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
A:	Yes. Even after you have submitted your proxy, you may revoke the proxy and change your vote at any time before the proxy is exercised. To change your vote you would either (i) file a written notice of revocation or duly executed proxy bearing a later date with the Corporate Secretary of the Company or (ii) attend the 2003 Annual Meeting and vote your shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by our Corporate Secretary at or prior to the meeting. Unless the proxy is revoked, the shares represented by the proxy will be voted at the meeting or any adjournment of the meeting. The giving of the proxy does not affect the right to vote in person should you attend the meeting; although attendance at the meeting will not by itself revoke a previously granted proxy.
Q:	WHAT IS A "QUORUM"?
A:

The presence at the 2003 Annual Meeting of at least one-third of the outstanding shares of our common stock as of the record date, whether present in person or by proxy, will constitute a "quorum." A quorum must be present at the 2003 Annual Meeting to permit the conduct of business. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon at the 2003 Annual Meeting. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted to determine whether there is a quorum.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
A:

Election of Directors (Proposal 1). The four (4) nominees for the Board of Directors receiving the highest number of affirmative votes will be elected as members of the Company’s Board of Directors. Votes withheld from any Director nominee are counted for purposes of determining the presence of a quorum but have no other legal effect under Florida law.

Increase in Authorized Shares of Common Stock (Proposal 2). Approval of the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from 100,000,000 to 185,000,000 requires the affirmative vote of a majority of the issued and outstanding shares of our common stock.

Ratification of Independent Public Accountants (Proposal 3). Approval of the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003, requires the affirmative vote of a majority of the votes present and voting at the 2003 Annual Meeting.

For the proposals scheduled to be voted upon at the 2003 Annual Meeting, “withheld” votes on Directors, abstentions, and shares held by a broker that the broker fails to vote (broker non-votes”) are all counted to determine whether there is a quorum, but are not counted for or against the matters being considered. Accordingly, abstentions and broker non-votes will both have the effect of negative votes on each of Proposals 2 and 3.

Q:	HOW WILL VOTES BE COUNTED?
A:	Donald T. Locke, the Company’s Legal Counsel, will act as the inspector of election and in that capacity will tabulate the votes cast in person or by proxy at the 2003 Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote to determine the presence of a quorum but as unvoted to determine the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be counted for purposes of determining the presence of a quorum.

Q:	WHAT ARE OUR BOARD OF DIRECTORS’ RECOMMENDATIONS?
A:	Unless you give other instructions on your proxy card, the persons named above will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

  For the approval of the four (4) nominees for election as Directors of the Company (Proposal No.1);

  For the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from 100,000,000 to 185,000,000 (Proposal No. 2); and

  For the ratification of Ernst & Young LLP as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2003 (Proposal No. 3).

With respect to any other matter that properly comes before the 2003 Annual Meeting, the proxy holder(s) will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS BEING CONDUCTED?
A:

The Company will pay all the costs of this proxy solicitation. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation relating to the matters to be voted on at this 2003 Annual Meeting. We will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

In addition to the solicitation of proxies by use of the mails, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. None of our directors or employees will receive additional compensation for any such solicitation.

Q:	DO I HAVE DISSENTER’S RIGHTS?
A:	No. The taking of the actions proposed at the 2003 Annual Meeting will not entitle any shareholder to dissent and demand a right of appraisal or payment for its shares under the Florida Business Corporation Law.
Q:	WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS DUE?
A:	All shareholder proposals to be considered for inclusion in our proxy statement for the Company’s 2004 annual meeting must be received by August 4, 2004. The submitted proposals must be in compliance with applicable laws and regulations and follow the procedures prescribed in the SEC’s Rule 14a-8 to be considered for possible inclusion in the proxy materials. Proposals must be submitted in writing to:

Donald T. Locke
General Counsel
Summus, Inc. (USA)
434 Fayetteville Street, Suite 600
Raleigh, North Carolina 27601

Q:	HOW DO I OBTAIN MORE INFORMATION ABOUT THE COMPANY?
A:

We file annual, quarterly and special reports and other information with the SEC. Copies of these reports may be obtained on our website at www.summus.com. You may also read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of this material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may read and download the filings of the Company over the Internet at the Commission’s website at http://www.sec.gov. You may also request copies by contacting our Chief Financial Officer at (919) 807-5600 or c/o of the Company at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601. Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “SUMU.”

BENEFICIAL OWNERSHIP

The following table sets forth, as of October 15, 2003, certain information regarding beneficial ownership of our common stock by: (i) each of our Directors and nominees for Director, (ii) each Named Executive Officer, as such term is defined in the regulations of the SEC, (iii) all Directors, Director nominees and executive officers as a group and (iv) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock. As of October 15, 2003, we had 62,976,959 shares of common stock issued and outstanding. The holders of the Company’s Series A, Series C, Series D and Series E convertible preferred stock are not allowed to vote on any of the matters to be voted on at the 2003 Annual Meeting.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to preferred stock and options and warrants to purchase common stock currently exercisable or exercisable within 60 days of October 15, 2003, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. The persons and entities named in the table have sole voting power and sole investment power of the shares reflected by their names, except as otherwise noted.

Unless otherwise specified, the address for each beneficial owner is c/o Summus, Inc. (USA), 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.

Name and Address of Beneficial Owner(1)	Shares Owned Beneficially	Percent of Shares of Common Stock Outstanding

Bjorn D. Jawerth	13,929,641(2)	21.49%
Kerstin Jawerth	2,394,187(3)	3.79%
Jere A. Ayers	669,315(4)	1.06%
Neil R. Guenther	2,506,233(5)	3.88%
George H. Simmons	97,500(6)	*
Gary E. Ban	878,959(7)	1.38%
Robert S. Lowrey	775,608(8)	1.22%
Leonard T. Mygatt, III	737,711(9)	1.17%
JDS Capital Management, LLC	11,250,000(10)	15.15%
Empire GP, L.L.C.	5,250,000(11)	7.69%

All Executive Officers, Directors and Director Nominees as a Group (7 persons) (12)	19,594,967(13)	28.62%

_____________________________________________
*	Represents beneficial ownership of less than one percent (1%) of common stock.
(1)	Based upon information supplied by officers and directors and filings under Section 16 and Regulation 13 D-G of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").
(2)	Includes (i) 2,119,196 shares of common stock, and 274,991 shares of common stock underlying warrants owned by Kerstin Jawerth with respect to which Dr. Jawerth has sole voting power and (ii) 1,562,686 shares of common stock underlying options that are exercisable within 60 days of October 15, 2003.
(3)	Dr. Bjorn Jawerth has sole voting power over these shares. Includes 274,991 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(4)	Includes 400,000 shares of common stock underlying warrants and 11,464 shares of common stock underlying stock options that are exercisable within 60 days of October 15, 2003..
(5)	Includes (i) 40,000 shares of common stock held in the names of Dr. Guenther’s children, (ii) 1,409,924 shares of common stock underlying warrants and 49,347 shares of common stock underlying options that are exercisable within 60 days of October 15 2003, and (iii) 80,000 shares of common stock underlying warrants held in the names of Dr. Guenther’s children that are exercisable within 60 days of October 15, 2003.
(6)	Includes 97,500 shares of common stock underlying options that are exercisable within 60 days of October 15, 2003.
(7)	Includes 544,243 shares of common stock underlying options and 12,546 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(8)	Includes 573,525 shares of common stock underlying options and 150,000 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(9)	Includes 312,090 shares of common stock underlying options and 16,728 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(10)	Includes 7,500,000 shares of common stock issuable upon conversion of the Company's Series D convertible preferred stock and 3,750,000 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(11)	Includes 3,500,000 shares of common stock issuable upon conversion of the Company's Series D convertible preferred stock and 1,750,000 shares of common stock underlying warrants that are exercisable within 60 days of October 15, 2003.
(12)	Includes shares beneficially owned by all current directors, executive officers, and director nominees.
(13)	Includes 3,150,855 shares of common stock underlying options and 2,344,189 shares of common stock underlying warrants that are exercisable within 60 days of October 16, 2003.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy)

The number of Directors authorized by the Company’s Bylaws and determined by the Board of Directors is currently fixed at four (4) members.  The Company’s Board is not separated into classes. A shareholder may not cast votes for more than four nominees. The Directors to be elected at the 2003 Annual Meeting of Shareholders are to be elected to hold office until the 2004 annual meeting or until their successors have been appointed or elected and qualified.

The Company’s nominees for election at the 2003 Annual Meeting to the Board of Directors are Jere A. Ayers, Neil R. Guenther, Bjorn D. Jawerth, and George H. Simmons. If a nominee declines to serve or becomes unavailable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

If a quorum is present and voting at the 2003 Annual Meeting, the four (4) nominees for the Board of Directors receiving a plurality or the highest number of affirmative votes will be elected as members of the Company’s Board of Directors. Votes withheld from any director are counted for purposes of determining the presence of a quorum but have no other legal effect under Florida law.

Board Recommendation

Our Board of Directors unanimously recommends that the shareholders vote FOR the election of each of the nominees, which is designated as Proposal No. 1 on the enclosed proxy card.

Nominees

The following table sets forth the name and age of each nominee for Director of the Company at the 2003 Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as Director of the Company, if applicable. Each nominee is currently serving as a Director of the Company.

Name	Principal Occupation During Past Five Years	Age	Director Since
Jere A. Ayers	Mr. Ayers has been the owner of Cari Fabrics, a producer of knitted apparel fabrics since 1989, and founded My Garb, Inc., a producer of printed T-shirts sold through the Internet, in 2000. Mr. Ayers is a founder and formerly a member of the board of directors of ACW Management, a large dry cleaning company located in North Carolina and Virginia. Mr. Ayers is also a member of the advisory board of directors of Wachovia Bank for the High Point, North Carolina area. Mr. Ayers received his Bachelor of Science degree in business and economics from the University of North Carolina in 1964.	61	N/A
Neil R. Guenther	Dr. Guenther has been a shareholder of Anesthesiology Associates of Wisconsin since 1992 and has served as the President of its Board of Directors since January 2002. Dr. Guenther received his Bachelor of Science degree from the University of Wisconsin in 1977 and his medical degree from the Medical College of Wisconsin in 1983. Dr. Guenther is a member of the National Association of Corporate Directors.	49	February 2003
Bjorn D. Jawerth

Dr. Jawerth has served as Chief Executive Officer (initially, as a Co-Chief Executive Officer), President, and Chief Scientist since February 2001. In 1991, Dr. Jawerth founded Summus Ltd. and was its chairman and president until its acquisition by High Speed Net Solutions, Inc. (now known as Summus, Inc. (USA)) in February 2001. With more than 30 years of experience as a consultant in the areas of image processing and finite element analysis, Dr. Jawerth has more than 90 publications to his credit in books and refereed journals. He has won and administered numerous grant awards from both industry and government agencies such as Intel Corporation, the Office of Naval Research, the Air Force Office of Scientific Research, the Army’s NVESD, the NSF and DARPA. His research interests include computational harmonic analysis and partial differential equations, image processing and pattern recognition. Until the fall of 2000, Dr. Jawerth was the David W. Robinson Palmetto Professor, professor of mathematics and adjunct professor of computer science at the University of South Carolina. He currently holds a part-time position at the professor level at Chalmers University of Technology in Gothenburg, Sweden. Dr. Jawerth received master’s degrees in mathematics, statistics, technical physics and electrical engineering and also a doctorate in mathematics from the University of Lund and from the Lund Institute of Technology, Lund, Sweden.

		50	February 2000

George H. Simmons	Since November 2002, Dr. Simmons has been a consultant in the field of wireline and wireless data communications products. Through November 2002, Dr. Simmons was Vice President and General Manager of the Multiservice Access Technology business in Lucent Technologies. Prior to this assignment, Dr. Simmons held the position of R&D Operational Excellence VP in Switching and Access Solutions where he was responsible for R&D process improvement. He also worked in Beijing, China, where he held the position of Network Wireless VP and was responsible for marketing, sales, installation and customer technical support of wireless infrastructure equipment. Dr. Simmons graduated from Michigan State University with a bachelor’s degree in Electrical Engineering in 1973 and a Ph.D. in electrical engineering in 1981. He obtained his master’s degree in electrical engineering from the University of Michigan in 1974 and a master’s in management from the Kellogg School of Management at Northwestern University in 1991.	52	March 2002

Board and Committees Meetings

Our Board of Directors is responsible for establishing broad corporate policies and for our overall performance. During the fiscal year ended December 31, 2002 (the “Last Fiscal Year”), the Board of Directors held four meetings. The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee.

During the Last Fiscal Year, the Company’s Audit Committee met four times. Its members during the Last Fiscal Year were George H. Simmons and Herman Rush. Mr. Rush resigned from the Board of Directors of the Company on August 19, 2002. Our Audit Committee’s current members are Neil R. Guenther and George H. Simmons. The Audit Committee reviews the Company’s auditing, accounting, financial reporting, and internal control functions and makes recommendations to the Board of Directors for the selection of independent public accountants. In addition, the Audit Committee monitors the quality of the Company’s accounting principles and financial reporting, as well as the independence of and the non-audit services provided by the Company’s independent public accountants. The Audit Committee discusses with the auditors their independence and obtains at least annually the auditors’ written statement describing their independent status. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

During the Last Fiscal Year, the Compensation Committee met one time. Its members during the Last Fiscal Year were George H. Simmons and Herman Rush. Mr. Rush resigned from the Board of Directors of the Company on August 19, 2002. The Compensation Committee’s current members are Neil R. Guenther and George H. Simmons. The Compensation Committee determines, reviews, approves, and reports to the Board of Directors on all elements of the compensation for the Company’s executive officers including salaries, bonuses, stock options, benefits, and other compensation arrangements. For additional information concerning the Compensation Committee, see “EXECUTIVE COMPENSATION AND OTHER MATTERS - Compensation Committee Interlocks and Insider Participation” and “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

During the Last Fiscal Year, no Director attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the period they served as a Director and the total number of meetings held by the committees of the Board of Directors during the period that they served on any such committees of the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table provides certain summary information concerning the compensation paid during the fiscal years ended 2002, 2001, and 2000 to (i) the Chief Executive Officer and (ii) to each of the four other most highly compensated executive officers of the Company (based on salary and bonus received during the last fiscal year) who were serving as executive officers of the Company at the end of the last fiscal year and whose aggregate compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table(1)

		Annual Compensation	Long-term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Restricted Stock Awards ($)	Securities Underlying Options (#) (2)	All Other Compensation ($)
Bjorn D. Jawerth	2002	$282,782	$29,988(11)	929,603(8)	$4,415
Chief Executive	2001	$326,261		512,000	$3,391
Officer (3)

Gary E. Ban	2002	$144,552	$15,250(11)	464,803(9)	$1,185
Chief Operating	2001	$143,887		18,919	$1,153
Officer (4)

Robert S. Lowrey	2002	$123,397	$13,172(11)	89,828(7)	$75,000(14)
Chief Financial	2001	$141,459		306,107
Officer (5)	2000	$76,416		100,000

Christopher E. Kremer	2002	$156,657	$17,340(11)	44,612(10)	$2,257
Executive Vice	2001	$75,212(12)		375,000
President, Sales and
Business Development(6)

Leonard Mygatt	2002	$119,932	$5,983(11)	40,105	$2,441
Executive Vice	2001	$109,648		348,462	$2,333
President, Advanced
Technology(13)

______________
(1)	The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus for any year for any of the Named Executive Officers and has therefore been omitted.
(2)	The options granted are without tandem stock appreciation rights, and we did not grant any stock appreciation rights to any of the Named Executive Officers.
(3)	Dr. Jawerth became Co-Chief Executive Officer on February 16, 2001, and Chief Executive Officer in November 2001.
(4)	Mr. Ban became Chief Operating Officer on February 16, 2001.
(5)	Mr. Lowrey became Chief Financial Officer and Vice President of Finance on June 1, 2000.
(6)	Mr. Kremer became Executive Vice President, Sales and Business Development on October 1, 2001. He resigned from the Company effective June 30, 2003.

(7)	44,255 of these options received by Mr. Lowrey in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(8)	103,266 of these options received by Dr. Jawerth in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(9)	51,634 of these options received by Mr. Ban in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(10)	27,164 of these options received by Mr. Kremer in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(11)	These amounts were paid to the Dr. Jawerth and Messrs. Ban, Lowrey, Kremer, and Mygatt by the issuance of 29,988, 15,250, 17,340, 13,172, and 5,983 restricted shares, respectively, of the Company’s common stock in lieu of cash compensation for salary owed to them. The restrictions on these shares lapsed on April 25, 2003.
(12)	$40,679 of the cash compensation paid to Mr. Kremer in the fiscal year ended December 31, 2001 was as a consultant to the Company before he became an executive officer.
(13)	Mr. Mygatt became the Executive Vice President, Advanced Technology on February 16, 2001.
(14)	In lieu of a $75,000 bonus to which Mr. Lowrey was contractually owed under the terms of his employment contract with Summus, he received 75,000 shares of common stock and warrants to purchase 150,000 shares of Summus common stock. These warrants have an exercise price of $2.00 per share.

Option Grants During Last Fiscal Year

The following table sets forth information concerning options to purchase shares of common stock granted during the fiscal year ended December 31, 2002, to the Named Executive Officers.

Name	Number of Securities Underlying Options/SARs Granted (#) (1)(4)	Percent of Total Options/SARs Granted To Employees In Fiscal Year(3)	Exercise Or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(8)
Bjorn D. Jawerth	106,337(5)	3.365%	$1.44	3/08/12	$93,577
	720,000(6)	22.783%	$1.44	5/23/12	$636,600
	11,761(2)	0.372%	$0.31	7/31/12	$1,999
	10,417(2)	0.330%	$0.35	8/15/12	$1,979
	14,583(2)	0.461%	$0.25	8/30/12	$2,042
	9,854(2)	0.312%	$0.37	9/13/12	$1,971
	9,115(2)	0.288%	$0.40	9/30/12	$2,005
	7,595(2)	0.240%	$0.48	10/15/12	$1,975
	8,892(2)	0.281%	$0.41	10/31/12	$1,956
	7,595(2)	0.240%	$0.48	11/15/12	$1,975
	8,102(2)	0.256%	$0.45	11/29/12	$2,026
	7,757(2)	0.245%	$0.47	12/13/12	$2,017
	7,595(2)	0.240%	$0.48	12/31/12	$1,975

Gary E. Ban	53,169(5)	1.682%	$1.44	3/08/12	$46,789
	360,000(7)	11.390%	$1.44	5/23/12	$316,800

	5,880(2)	0.186%	$0.31	7/31/12	$1,000
	5,208(2)	0.165%	$0.35	8/15/12	$990
	7,292(2)	0.230%	$0.25	8/30/12	$1,021
	4,927(2)	0.156%	$0.37	9/13/12	$985
	4,557(2)	0.144%	$0.40	9/30/12	$1,003
	3,798(2)	0.120%	$0.48	10/15/12	$987
	4,446(2)	0.141%	$0.41	10/31/12	$978
	3,798(2)	0.120%	$0.48	11/15/12	$987
	4,051(2)	0.128%	$0.45	11/29/12	$1,013
	3,879(2)	0.123%	$0.47	12/13/12	$1,009
	3,798(2)	0.120%	$0.48	12/31/12	$987

Robert S. Lowrey	45,573(5)	1.442%	$1.44	3/08/12	$40,104
	5,040(2)	0.159%	$0.31	7/31/12	$857
	4,464(2)	0.141%	$0.35	8/15/12	$848
	6,250(2)	0.198%	$0.25	8/30/12	$875
	4,223(2)	0.134%	$0.37	9/13/12	$845
	3,906(2)	0.124%	$0.40	9/30/12	$859
	3,255(2)	0.103%	$0.48	10/15/12	$846
	3,811(2)	0.121%	$0.41	10/31/12	$838
	3,255(2)	0.103%	$0.48	11/15/12	$846
	3,472(2)	0.110%	$0.45	11/29/12	$868
	3,324(2)	0.105%	$0.47	12/13/12	$864
	3,255(2)	0.103%	$0.48	12/31/12	$846

Christopher E. Kremer	17,448(5)	0.552%	$1.44	3/08/12	$15,354
	4,340(2)	0.137%	$0.48	10/15/12	$1,128
	5,081(2)	0.161%	$0.41	10/31/12	$1,118
	4,340(2)	0.137%	$0.48	11/15/12	$1,128
	4,630(2)	0.147%	$0.45	11/29/12	$1,158
	4,433(2)	0.140%	$0.47	12/13/12	$1,153
	4,340(2)	0.137%	$0.48	12/31/12	$1,128

Leonard T. Mygatt	40,105	1.269%	$1.44	3/08/12	$35,292

_________________
(1)	All of these options are subject to the terms of the Company’s Amended and Restated Equity Compensation Plan, except for 429,603 options which were granted to Dr. Jawerth outside of this plan. All options granted to the Named Executive Officers are exercisable only as they vest.
(2)	These options were granted to the Named Executive Officers in lieu of cash compensation owed to them pursuant to their employment agreements with the Company. All of these options were fully vested on their date of grant.
(3)	The cumulative percent of total stock options granted to Dr. Jawerth, and Messrs. Ban, Lowrey, Kremer, and Mygatt in 2002, relative to all options granted by the Company in 2002 were 29.413%, 14.705%, 2.843%, 1.411%, and 1.269% respectively.
(4)	All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
(5)	These options vested on their date of grant.
(6)	300,000 of these options were fully vested at their date of grant. The remaining vest at the rate of 60,000 quarterly for the next seven quarters from the date of grant.

(7)	150,000 of these options were fully vested at their date of grant. The remaining vest at the rate of 30,000 quarterly for the next seven quarters from the date of grant.
(8)	The values in this column have been prepared using the Black-Scholes model. The calculations made pursuant to this model assume (a) a volatility of 1.789 for the first and second fiscal quarter grants and 1.379 for third and fourth fiscal quarter grants; (b) a risk-free rate of return of 5.00% for first quarter grants, 4.5% for second quarter grants, 3.2% for third quarter grants, and 3.0% for fourth quarter grants (c) a dividend yield of 0%, and (d) an expected option life of five years.

Aggregated Options Exercised During Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning the number and intrinsic value of stock options held by the Named Executive Officers on December 31, 2002. Year-end values are based on the fair market value of $0.49 per share as of December 31, 2002, as reported on the OTC Bulletin Board System. They do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance. No Named Executive Officer exercised any options during the 2002 fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Bjorn D. Jawerth	1,129,603	300,000	$10,497	$0
Gary E. Ban	333,722	150,000	$5,248	$0
Robert S. Lowrey	462,601	33,334	$4,498	$0
Christopher E. Kremer	198,842	250,000	$810	$0
Leonard T. Mygatt	201,253	187,294	$0	$0

Employment Agreements

Employment Agreement with Bjorn D. Jawerth

On February 16, 2001, Summus entered into a three-year employment agreement with Bjorn D. Jawerth, our Chief Executive Officer. Under his employment agreement, Dr. Jawerth received:

  an initial base salary of $350,000, which is to be increased on an annual basis by at least 10%; however, Dr. Jawerth has not taken any increase in cash compensation to this initial base salary. As of February 16, 2003, Dr. Jawerth was to receive an annual salary of $423,500 pursuant to his agreement; however, Dr. Jawerth elected on July 31, 2002, to reduce his cash compensation temporarily to $262,500 on an annual basis to help lower the Company’s current cash consumption. The difference between the original contract amount of $350,000 and the current cash salary amount is paid to Dr. Jawerth on a bi-monthly basis in the form of options to buy common stock under the Company’s Alternative Compensation Plan. These options are priced at the closing market price of the Company’s common stock at the end of each bi-monthly pay period. The difference between the current salary amount of $423,500 owed to Dr. Jawerth and the original base salary of $350,000 in his employment agreement is being deferred and accrued by the Company until the Board of Directors and Dr. Jawerth determine when and how these deferred and accrued amounts may be paid;

  performance bonuses and options as are generally available to other senior management and Board members (including awards under our Amended and Restated 2000 Equity Compensation Plan), as determined by the Compensation Committee of the Board;

  a car allowance of $750/month (Dr. Jawerth has subsequently agreed to forego his allowance); and

  health insurance, and other benefits.

In addition to the foregoing, Dr. Jawerth was to have been paid $500,000 in cash as compensation for his non-competition covenants (which have an 18-month term). In lieu of such cash payment, we issued to Dr. Jawerth options to purchase 166,667 shares of our common stock exercisable for $0.50 per share and options to purchase 333,333 shares of our common stock exercisable for $3.75 per share.

Under the terms of the Asset Purchase Agreement, Summus agreed to use reasonable commercial efforts to assist Dr. Jawerth in the private sale of up to 1,666,667 shares of Summus common stock held by him (representing $2.5 million in value) at a per share price of not less than $1.50 per share. No assurance can be provided that we will be able to attract such an investment or that we will be able to provide assistance to Dr. Jawerth to effect a private sale of his shares. In addition, under the terms of Dr. Jawerth’s employment agreement, Summus is obligated to issue him options, with an exercise price of $1.50 per share, exercisable for three times the number of shares of common stock sold in the private sale as described above. These options will be exercisable during the second through fifth year after issuance. As of the date of this Proxy Statement, no shares subject to this agreement have been sold.

The Board of Directors may terminate Dr. Jawerth’s employment at any time (i) after his “disability” (as defined in his employment agreement), (ii) for “cause” (as defined in his employment agreement), or (iii) without cause. For purposes of his employment agreement, "cause" is defined as Dr. Jawerth’s material breach of his employment agreement. Prior to any termination for cause arising out of his alleged breach of his employment agreement, Dr. Jawerth shall be given written notice by the Board, following a majority vote of the Board, specifying the nature of the alleged breach and shall have twenty (20) business days in which to cure, or commence to cure, such breach. If he effects such a cure or commences such a cure within the twenty (20) business day period, his employment, salary and benefits shall continue in full force and effect. If Summus materially breaches this agreement, it shall have the same right to have the breach described in writing by Jawerth and the same twenty (20) business day cure period.

If Summus terminates Dr. Jawerth’s employment without cause or for disability, or if Dr. Jawerth terminates his employment for “good reason” (as defined in his employment agreement), he shall be entitled to:

  a severance payment equal to two years of his then current base annual salary, to be paid in a lump sum at the time of termination;

  the immediate vesting of all stock options granted to him; an health benefits for one year at no greater cost to him than the cost he paid for such benefits immediately prior to his termination.

For purposes of Dr. Jawerth’s employment Agreement, "good reason" is defined as:

  a change in Dr. Jawerth’s status, title, position or responsibilities which represents an adverse change from his status, title, position or responsibilities in effect immediately prior thereto; the assignment to Dr. Jawerth of any duties or responsibilities that are inconsistent with his status, title, position or responsibilities; or any removal of Jawerth from or failure to reappoint or reelect him to any such position, status or title, except in connection with the termination of his employment for cause;

  a net reduction in the number of research scientists of his research laboratories as of the date of his employment agreement by more than fifteen percent (15%) in any year, except for resignations which are not prompted by management or which are approved or instructed by Dr. Jawerth, and for which positions the Company is rehiring;

  a net reduction in the fully funded budget of his laboratories for the core research team in any six month period by more than ten percent (10%), by more than five percent (5%) over any one year period, and by more than two and one-half percent (2 1/2%) over any two year period;

  the Invention Awards Program of Summus is changed without the approval of Dr. Jawerth;

  the Board hires a chief executive officer who has not been approved by Dr. Jawerth; or

  a change of control occurs; for purposes of Dr. Jawerth’s employment agreement a “change of control” is defined as:

    any person or entity becoming the beneficial owner at least forty percent (40%) of the total voting power of Summus’ voting securities;

    the approval by Summus’ shareholders of a merger, share exchange, consolidation or reorganization involving Summus and any other corporation or other entity that is not controlled Summus, the result of which is that less than fifty percent (50%) of the total voting power of the outstanding voting securities of Summus or of the successor corporation or entity after such transaction is held by the holders of Summus’ voting securities immediately prior to such transaction;

    the approval by the shareholders of a liquidation or dissolution of Summus, or the approval of the sale or other disposition by Summus of all or substantially all of its assets, other than a transfer to a subsidiary of Summus);

    the cessation of the individuals who constitute the Board of Directors of Summus during any period of twenty-four (24) consecutive months (the "Incumbent Directors") to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that a director who is not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director is elected or recommended for election by at least two-thirds (2/3) of the directors who are then Incumbent Directors, or if Dr. Jawerth votes for the election of such director.

In the event Dr. Jawerth terminates his employment without good reason, he shall be entitled to receive an amount equal to two weeks of his then current salary for each year of service under this Agreement. He shall also be entitled to all health benefits for three (3) months at no greater cost to him than the cost he paid for such benefits immediately prior to his termination. In addition, if Dr. Jawerth terminates his employment without good reason, he shall return to Summus all stock options granted to him under his employment agreement.

If Summus Company terminates Dr. Jawerth’s employment for cause, he shall be entitled to receive two (2) weeks of his then current salary as severance pay.

Pursuant to the terms of his employment agreement and in accordance with corporate policy, all intellectual property developed by Dr. Jawerth in connection with his employment by the Company is the exclusive property of the Company.  Without any impact on the Company's ownership of the intellectual property, the employment agreement grants Dr. Jawerth, personally, a non-exclusive, non-transferable, world-wide license, without right to sublicense, to make and use New Technology (as defined in the Inventions Award Plan) that is developed during the twelve months following the closing (the “Closing”) of the asset purchase agreement between Summus, Ltd. and High Speed Net Solutions, Inc. Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and/or officer of Summus. This license shall terminate on the later of the date twelve months from the Closing or such later date as may be set by the Board, excluding Dr. Jawerth. If Summus ceases to be a going concern prior to the license termination date, the license shall be perpetual and shall include the rights to sell and offer to sell products and services using the licensed New Technology, and the right to sublicense such New Technology.

Employment Agreements with Messrs. Ban and Lowrey

Summus entered into employment agreements with each of Gary E. Ban and Robert S. Lowrey as of February 16, 2001. The employment agreements name Mr. Ban as the Chief Operating Officer and Mr. Lowrey as Chief Financial Officer, at annual base salaries as follows:

Name of Executive               Annual Base Salary

Gary E. Ban                               $175,000
Robert S. Lowrey                     $150,000

Messrs. Ban and Lowrey elected on August 1, 2002, to reduce their cash compensation temporarily to help lower the Company’s current cash consumption. Messrs Ban and Lowrey are currently receiving cash compensation of $131,250, and $112,500, respectively, on an annual basis. The difference between the contract amount identified in the table above for each of Messrs. Ban, and Lowrey and their current cash salary amount is paid to them on a bi-monthly basis in the form of options to buy common stock of the Company under the Company’s Alternative Compensation Plan. These options are priced at the closing market price of the Company’s common stock at the end of each bi-monthly pay period.

Under the terms of each of the employment agreements, the Board of Directors will, on an annual basis, review each executive’s base salary in light of the base salaries paid to other executives of Summus and each executive’s performance. It may, in its discretion, increase the executive’s base salary by an amount deemed appropriate by the Board. In addition to his base salary, the Board, in its discretion, may pay the executive a bonus commensurate with other bonuses paid to employees of Summus and take into account the total compensation paid to executives of other companies which would be competitive for the executive’s services.

Under their employment agreements, each of Messrs. Ban and Lowrey were also to receive a one-time bonus equal to 50 percent of his annual base salary, payable as mutually agreed between Summus and Mr. Ban or Mr. Lowrey, as applicable. This bonus is equal to $75,000 in Mr. Lowrey’s case and $87,500 in Mr. Ban’s case. Mr. Lowrey entered into an amendment to his employment agreement in which he agreed to accept 75,000 restricted shares of the Company’s common stock and 150,000 warrants to purchase shares of common stock; these warrants have an exercise price of $2.00 per share. Mr. Ban was to receive his bonus amount in cash within six-months of May 23, 2002, based on available funds.  Since funds were not available to pay Mr. Ban this amount, he has the option, in his sole discretion, of waiting until Summus has available funds to pay him this bonus amount or receiving restricted shares of Summus common stock and warrants, based on terms offered to third party investors of Summus, for the unpaid bonus amount owed to him.  As of the date of this annual report, Mr. Ban has not received any cash payments related to this bonus amount.

Each of these executives’ employment agreements provided the executive with an automobile allowance of $600 per month. Each executive has agreed to forego his automobile allowance.

The employment agreements with Messrs. Ban and Lowrey each have a term of three years. Notwithstanding its stated term, the Board may terminate any of the employment agreements at any time (i) after the executive’s “permanent disability” (as defined in the agreement), (ii) for “cause” (as defined in the agreement), (iii) without cause, or (iv) upon Summus, ceasing to engage in business. For purposes of each of the employment agreements, “cause” is defined to mean (i) active participation in fraudulent conduct against Summus, (ii) a conviction of or a plea of guilty or nolo contendere with respect to a felony involving theft or moral turpitude, (iii) an act or series of deliberate acts which were not taken in good faith by the executive and which, in the reasonable judgment of the Board, results or will likely result in material injury to the business, operations or business reputation of Summus, (iv) an act or series of acts constituting willful malfeasance or gross misconduct; (v) a substantial and continual refusal to perform the duties assigned to the executive; (vi) excessive absenteeism; or (vii) the executive’s voluntary resignation without “good reason.”

If Summus terminates the executive’s employment without cause, or the executive terminates the employment for “good reason” (as defined in the agreement), the executive is entitled to receive:

  a severance payment equal to what would have been his base salary, payable at such times as his base salary would have been paid if his employment had not been terminated (or, at the election of the executive, in a lump sum without discount), for up to six months;

  a pro rata portion of the bonus applicable to the calendar year in which the termination occurs, but no less than a pro rata portion of the executive’s bonus for the preceding calendar year;

  acceleration of the vesting of 100% of the unvested portion of his stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the greater of the remaining term for exercising such options or awards under the applicable agreement and/or plan, or one year following the date of termination;

  other benefits, payable within 90 days after the date of the termination, accrued by him up to and including the date of termination;

  continuation of the insurance provided by Summus for up to six months or a lump sum payment of an amount equal to the fair value of such insurance; and

  reimbursement of all expenses incurred by the executive under the terms of the agreement.

For purposes of each of the employment agreements, “good reason” is defined to include a reduction in the executive’s base salary or incentive compensation; a material reduction in position, duties and responsibilities; a change in the location of Summus’s headquarters; or a material breach of the employment agreement.

If Summus terminates the executive’s employment for “cause” or the executive terminates his employment without “good reason,” Summus has no further obligations to the executive except:

  as may be provided by the terms of retirement and other benefits plans;

  with respect to unpaid base salary and other benefits accrued and earned through the date of termination;
  any benefits provided by insurance policies; and

  reimbursement for all expenses incurred in accordance with the agreement prior to the date of termination.

In addition, termination for cause shall result in the executive’s immediate forfeiture of all unvested stock rights, stock options and other unvested incentives and awards previously granted to him.

If Summus terminates the executive’s employment upon a “cessation of business,” Summus is obligated to pay the executive his base salary and provide the same health insurance benefits to which he is entitled until the earlier of (i) the expiration of the remaining portion of the term of the agreement or (ii) the expiration of the three-month period following the date of termination. Summus may make such payments in accordance with its regular payroll schedule or in a single lump sum payment, at its option.

If the executive’s employment is terminated as a result of a “change in control,” the executive is entitled to receive:

  severance compensation equal to what would have been his base salary, payable at such times as his base salary would have been paid if his employment had not been terminated (or, at the election of the executive, in a lump sum without discount), for the longer of 18 months or the remainder of what would have been the term of the agreement;

  a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, but no less than a pro rata portion of the executive’s bonus for the preceding calendar year;

  acceleration of the vesting of 100% of the unvested portion of his stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the greater of the remaining term for exercising such options or awards under the applicable agreement and/or plan or one year following the date of termination;

  other benefits, payable within 90 days after the date of the termination, accrued by him up to and including the date of termination;

  continuation of the insurance provided by Summus for up to six months or a lump sum payment of an amount equal to the fair value of such insurance; and

  reimbursement of all expenses incurred by the executive under the terms of the agreement.

For purposes of each of the employment agreements, a “change in control” is deemed to occur if (i) Summus is a party to any consolidation or merger in which it is not the continuing or surviving corporation, (ii) any person or entity becomes the beneficial owner, directly or indirectly, of 30 % or more of the voting power of our capital stock, or (iii) Summus sells, exchanges or other otherwise transfers all or substantially all of its property and assets.

During the period of his employment and for a period of six months following any termination of such employment, each of the executives is prohibited, whether directly or indirectly, from:

  owning, managing or participating in the ownership, management or control of, or being employed or engaged by or otherwise affiliated as a consultant or independent contractor with, any other business entity engaged in the business of information processing of multimedia over mobile and wireless networks within the United States in competition with Summus;

  soliciting any business or contracts from any customers of Summus or its affiliates, including past or prospective customers (other than as necessitated by his position with us and in furtherance of our business interests);

  soliciting or attempting to induce any such customer to alter its business relationship with Summus; or

  soliciting or inducing any employee of Summus, to leave the employ of Summus or hiring any employee or any person who was an employee of Summus or its affiliates within the 12-month period prior to such hiring.

Each of the employment agreements also contains customary covenants with respect to the non-disclosure of confidential or proprietary information regarding our business, prospects, finances, operations and trade secrets that have no finite duration.

Stock Option Plan

The following summary description of our Amended and Restated 2000 Equity Compensation Plan (the “Plan”) is not intended to be complete and is qualified by reference to the copy of the Plan, filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Plan, as adopted by the shareholders on January 27, 2000, and subsequently amended by the Board of Directors is intended to provide incentives:

  to the officers and other employees of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

  to directors, officers, employees and consultants of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which do not qualify as ISOs (“non-qualified options”) (ISOs and non-qualified options being collectively referred to as “options”); and

  to directors, officers, employees and consultants of Summus, and its subsidiaries by providing them with stock appreciation rights, awards of restricted stock or deferred stock, stock awards, performance shares or other stock-based awards.

The Plan is administered by the Compensation Committee (the “Committee”) consisting of two or more members of the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the Plan, to determine the individuals associated with Summus and its subsidiaries from among the class of individuals eligible to whom options, awards and authorizations to make purchases may be granted in accordance with the terms of the Plan, and to determine the number, form, terms, conditions and duration of any such grant.

ISOs. ISOs may be granted at any time through the tenth anniversary of the effective date of the Plan (which was January 31, 2000). The ISO exercise price is to be no less than 100% of the “Fair Market Value” (as defined in the Plan) of the common stock on the grant date. No ISO may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by Summus unless the purchase price of the underlying shares of common stock is at least 110% of the Fair Market Value of the shares issuable on exercise of the ISO determined as of the date the ISO is granted. ISOs granted under the Plan may have maximum terms of not more than ten years (five years in the case of an individual that owns more than 10% of the total combined voting power of all classes of Summus stock) or such shorter period as the Committee specifies in an individual award. Generally, ISOs granted under the Plan may remain outstanding and may be exercised at any time up to three months after the person to whom such ISO was granted is no longer employed. ISOs granted under the Plan are subject to the restriction that the aggregate Fair Market Value (determined as of the date of grant) of ISOs, which first become exercisable in any calendar year, cannot exceed $100,000.

Stock Appreciation Rights. Stock appreciation rights may be granted to eligible participants in tandem with an ISO or non-qualified option or may be granted independent of any related option. A tandem stock appreciation right entitles the holder of the option, within the period specified for exercise of such option, to surrender the unexercised option or a portion thereof and receive in exchange a payment in cash or shares of common stock having an aggregate value equal to the amount by which the Fair Market Value of each share of common stock underlying the option (or portion thereof) surrender exceeds the per share option exercise price, multiplied by the number of underlying shares of common stock surrendered. Each tandem stock appreciation right is subject to the same terms and conditions as the related option.

With respect to non-tandem stock appreciation rights, the Committee is to specify the number of shares of common stock covered by such right and the base price of a share of common stock (the “Base Price”), which is to be no less than 100% of the Fair Market Value of a share of common stock on the date of grant. Upon exercise of a non-tandem stock appreciation right, the participant is entitled to receive from Summus cash and/or common stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one share of common stock at the time of exercise, over (B) the Base Price, multiplied by (ii) the number of shares of common stock covered by the non-tandem stock appreciation right. The Committee has the sole discretion to determine in each case whether the payment is to be made in the form of cash or shares of common stock.

Options and stock appreciation rights granted under the Plan are generally not transferable, except by will or the laws of descent and distribution, or under the terms of a qualified domestic relations order as defined by the Code or ERISA; however, non-qualified options (including a related tandem stock appreciation right) may be transferred to the extent determined by the Committee to be consistent with securities and other applicable laws and with our policy.

Restricted Stock. The Committee may make restricted stock awards to participants in the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of Summus. Awards of restricted stock may be made alone or in addition to or in tandem with other awards made under the Plan. The Committee is to determine the purchase price, if any, to be paid for the restricted stock, the length of the restriction period, the nature of the restrictions (e.g., in terms of the participant’s service or performance), whether the restrictions are to lapse at the end of the restriction period as to any or all of the shares covered by the award, and whether dividends and other distributions on the restricted stock are to be paid currently to the participant or to Summus for the account of the participant.

Deferred Stock. The Committee may make deferred stock awards, together with cash dividend equivalents, to participants in the Plan, conditioned upon the attainment of specified performance goals or other factors or criteria as the Committee determines. Deferred stock awards may not be sold, transferred, pledged, assigned or encumbered during the deferral period, as specified by the Committee. At the expiration of the deferral period, share certificates are to be delivered to the participant in a number equal to the shares of common stock covered by the award. Upon termination of employment during the deferral period, the participant shall forfeit the deferred stock; however, the Committee may accelerate the vesting of the award in the event of termination of employment due to death, disability or retirement, or in the event of hardship or other special circumstances.

Stock Awards. Stock awards are to be granted only in payment of compensation that has been earned or as compensation to be earned. All shares of common stock subject to a stock award are to be valued at no less than 100% of the Fair Market Value of such shares on the date of the stock award’s grant. Shares of common stock subject to a stock award may be issued or transferred to the participant at the time of grant or at a subsequent time, or in installments, as the Committee determines. A stock award will be subject to the terms and conditions the Committee determines; however, upon issuance of the shares, the participant shall be entitled to receive dividends, exercise voting rights and exercise all other rights of a shareholder except as otherwise provided in the stock award.

Performance Shares. Performance shares may be awarded to participants as an incentive for the performance of future services to Summus. Awards of performance shares may be made either alone or in addition to or in tandem with other awards granted under the Plan. The Committee is to determine and designate those participants to whom performance shares are to be awarded, the performance period and/or performance objectives (e.g., minimum earnings per share or return on equity), and any adjustments to be made to such objectives, applicable to such awards, the form of settlement of performance shares, and the other terms and conditions of such awards.

Other Stock-Based Awards. The Committee may grant other awards that are valued in whole or in part by reference to, or are based on, the common stock, including convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and stock awards or options valued by reference to book value or performance.

Administration. The Plan provides that the Committee may make equitable adjustments in the aggregate number of shares of common stock that may be awarded under the Plan, the number of shares and class of stock that may be subject to an award, the purchase price to be paid per share under outstanding options, and the terms, conditions or restrictions of any award in the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, merger or consolidation or separation, including a spin-off, of Summus, the sale or other disposition of all or a portion of its assets and certain other transactions involving Summus; however, the Plan requires that all such adjustments shall be made such that ISOs granted under the Plan shall continue to constitute ISOs within the meaning of Section 422 of the Code.

Authorized but unissued shares of common stock of Summus, shares of common stock that are not delivered or purchased under the Plan, and shares reacquired by Summus, for reasons including a forfeiture, termination of employment, expiration or cancellation of an option, can be issued under the Plan. Under the Plan, 2,000,000 shares of common stock were initially reserved for issuance. On February 13, 2001, the Board adopted resolutions to amend the Plan to increase that number to 6,500,000 shares, and on May 23, 2002, the Board adopted resolutions to amend the Plan to increase that number to 8,500,000 shares. As of October 15, 2003, we have issued 7,930,194 options to purchase shares of common our stock; 6,377,338 of these options are currently vested.

Amendment of the Plan. The Plan provides that our Board of Directors may amend or terminate the Plan at any time, provided, however, that specific types of amendments require approval of our shareholders and no such action may be taken which adversely affects any award previously granted to a participant under the Plan without the written consent of the Participant.

Alternative Compensation Plan

In order to conserve the Company’s cash position, the Board of Directors adopted an Alternative Compensation Plan (the “Alternative Plan”) on August 1, 2002. Under the Alternative Plan, each officer of the Company may elect to receive any portion of their compensation in the form of fully vested non-qualified stock options. The options will have an exercise price equal to the Fair Market Value of the Company’s common stock based on the closing price of the Company’s common stock at the end of each bi-monthly payroll period. All of the options granted under this plan are issued under the Amended and Restated 2002 Equity Compensation Plan.

Officers may elect a percentage, starting at a minimum level of 15%, of their cash compensation that they may receive under the Alternative Plan. The election may be terminated at the sole discretion of the Board of Directors. Currently, Dr. Jawerth and Messrs. Ban and Lowrey participate in the Alternate Plan and have elected to receive 25% of their compensation under the Alternate Plan.

Inventions Awards Plan

The following summary description of our Inventions Awards Plan is not intended to be complete and is qualified by reference to the copy of the Inventions Awards Plan, filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities & Exchange Commission on March 31, 2003.

Summus established the Inventions Awards Plan, effective October 30, 2000, to provide incentives to eligible employees (such employees being listed in a schedule to the plan) by providing them with opportunities to receive additional compensation as a result of their development of enhancements or new methods involving the business of Summus that generate revenue for us (“New Technology”). New Technology is defined under the plan to exclude existing technology of the Company or technology acquired from Summus, Ltd.

Under the plan, we are to set aside 5% of the gross revenues derived from the licensing or sale of New Technology (or products incorporating such technology) for distribution among eligible employees. Dr. Jawerth and a designee of the Board of Directors are, on a quarterly basis, to calculate the amount of funds to be set aside and the amounts to be received by eligible employees. Such determinations are subject to being overruled by 70% of the members of the Board, excluding Dr. Jawerth. If Summus sells the rights to New Technology, eligible employees shall be entitled to an award of 10% of the gross proceeds. If an eligible employee (other than Dr. Jawerth) ceases to be employed by Summus, for any reason, such employee’s right to awards under the plan will also cease.

All eligible employees must execute our standard agreement concerning assignment to Summus of inventions developed by such employees while employed by us. Eligible employees may also apply to have technology that is not owned by Summus (defined as “Outside Technology”) commercialized by us. If we elect to commercialize such technology, the eligible employee(s) shall receive an award equal to 5% (10%, if two or more eligible employees submit the Outside Technology) of the gross revenues derived from the licensing or sale of such technology (or products incorporating such technology).

Under the plan, Summus may, at its option, initiate a spin-off company to develop a New Technology or an accepted Outside Technology. In such event, eligible employees may be selected to join the spin-off company. If the eligible employee(s) accepts a position in the spin-of company, his or her rights to awards under the plan are to be surrendered for 25% of the founders’ equity in the spin-off company.

As of the date of Proxy Statement, there are several eligible employees, including Dr. Jawerth, that have been credited with the development of New Technology since the establishment of the Inventions Awards Plan. As awards are earned under this plan, they are recorded as costs of wireless applications and contracts. As of the date of this Proxy Statement, no awards have been paid to the eligible employees in connection with the New Technology.

Compensation of Directors

The members of the Board of Directors who are not executive officers or employees of the Company receive:

  a one-time grant of options to purchase 30,000 shares of our common stock upon their initial appointment;

  an annual grant of options to purchase 40,000 shares of our common stock on April 1 of each year, or a pro rata portion if the Director’s service begins after April 1 of a particular year;

  an annual grant of options to purchase 2,500 shares of common stock for each committee of the Board of Director’s on which he serves; and

  reimbursement of travel expenses for travel by members of the Board of Directors who reside outside of the Raleigh, N.C. area.

Each of these grants to members of our Board of Directors as described above have an exercise price equal to the fair market value of our common stock on the date of grant and vest quarterly over a one-year period from the date of grant.

During fiscal year 2002, the outside members of our Board of Directors were issued the following number of options opposite their names.

Name	Options Issued	Exercise Price

George H. Simmons	30,000	$1.35
George H. Simmons	45,000	$1.39
Richard F. Seifert(1)	30,000	$0.62
Herman Rush(2)	45,000	$1.39

____________________
 (1) Mr. Seifert resigned as an Executive Vice President of Summus in July 2002 and received a pro rata annual grant for his service on the Board. Mr. Seifert resigned from the Board of Directors on April 11, 2003.

(2) Mr. Rush resigned from the Board on August 19, 2002 and vested in only 3,750 of these options.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2000 Amended and Restated Equity Compensation Plan was created in 2000 for the purpose of granting incentive or non-qualified stock options to employees of, or contractors for, or directors of the Company. A total of 2,000,000 shares were initially authorized under the plan.  Subsequently, the Board amended the plan two times to increase the authorized shares to 6,500,000 and then to 8,500,000 million.  Options granted under this plan were priced either at the fair market value of our common stock on the date of grant or at prices below the fair market value of our common stock and have a life of ten (10) years from their date of grant, subject to earlier termination as set forth in such plan.  As of December 31, 2002, this plan is still in effect.

Equity Compensation Plans Not Approved by the Shareholders of Summus	Number of Securities to be Issued Upon the Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
	(a)	(b)	(c)
2000 Amended and Restated Equity Compensation Plan(1)	7,126,572	$2.35	1,373,428
Stock Options Issued Outside of Equity Compensation Plans(2)	429,603	$1.44	N/A
Total	7,556,175	$2.29	1,373,428

___________________

(1) The 2000 Amended and Restated Equity Compensation Plan was originally approved by shareholders and authorized 2,000,000 shares for issuance. The plan was subsequently amended twice by the Board to increase the authorized number of shares to 8,500,000 and is therefore classified as a plan not approved by our shareholders.

(2) These options were granted to Dr. Jawerth outside of the 2000 Amended and Restated Equity Compensation Plan since a maximum of 500,000 options can only be granted pursuant to such plan in any one fiscal year.

(3) This column excludes securities reflected in column (a)

There are no equity compensation plans approved by shareholders at the present time.

Compensation Committee Interlocks and Insider Participation

During the Last Fiscal Year, George H. Simmons and Herman Rush served as members of the Compensation Committee of the Company’s Board of Directors, neither of which is or has been an officer or employee of the Company. Mr. Rush resigned as a Director of the Company and as a member of the Compensation Committee as of August 19, 2002. The Compensation Committee currently consists of George H. Simmons and Neil R. Guenther, neither of which is or has been an officer or employee of the Company. No interlocking relationship existed during the Last Fiscal Year between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), and related regulations of the Securities and Exchange Commission, requires our directors, officers and beneficial owners of more than 10% of our common stock (collectively, “reporting persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of any and all classes of equity securities of Summus, Inc. The reporting persons are required by SEC regulations to furnish us with copies of all such filings.

Based on our review of the copies of filings received by us with respect to the year ended December 31, 2002, we believe that all reporting persons complied with the Section 16(a) filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Set forth below is a report submitted by the Company’s Audit Committee describing the Company’s financial and accounting management policies and practices. The Audit Committee is composed of two directors who are independent within the meaning of NASD Rule 4200(a)(14). The Audit Committee operates under a written charter adopted by the Audit Committee on February 17, 2003, a copy of which is attached as Appendix B to this Proxy Statement. The Audit Committee among other things:

  recommends to the Board of Directors which firm to engage as the Company’s independent public accountants and reviews the independent public accountants’ compensation, terms of engagement and independence;

  meets with the independent public accountants and financial management of the Company to review the scope of the proposed audit for the current year;

  reviews the results of each independent audit;

  considers, with the independent public accountants and the Company’s Chief Financial Officer, its senior internal auditing executive, the adequacy of the Company’s internal financial controls;

  considers major changes and other major questions of choice regarding appropriate auditing and accounting principles and practices to be followed when preparing the Company’s financial statements;

  reviews the procedures employed by the Company in preparing published financial statements and related management commentaries; and

  meets periodically with management to review the Company’s major financial risk exposures.

In this context, the Audit Committee hereby reports as follows:

  it has reviewed and discussed the audited financial statements with the Company’s management;

  it has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

  it has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and

  it has discussed with the independent public accountants their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS: George H. Simmons, Chairman Neil R. Guenther

AUDIT AND RELATED FEES

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP for the audit of the Company’s annual financial statements included in its annual report on Form 10-K for the Last Fiscal Year and for the review of the financial statements included in its quarterly reports on Form 10-Q for the Last Fiscal Year totaled $94,261.

Financial Information Systems and Implementation Fees.

Summus did not incur or pay any fees to Ernst & Young LLP, and it did not provide any services related to our financial information systems or their implementation.

All Other Fees

The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during the Last Fiscal Year, other than the services described above under “Audit Fees”, totaled $38,038.

As of the date of this Proxy Statement, the Company’s current policy is to not engage Ernst & Young LLP to provide, among other things, bookkeeping services, appraisal or valuation services, or internal audit services. The policy provides that the Company engage Ernst & Young to provide audit, tax, and other assurance services, such as review of SEC reports or filings and due diligence procedures performed in connection with mergers or acquisitions.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” above is compatible with maintaining the independence of the independent public accountants.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION.

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the “SEC”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy

The Compensation Committee is appointed by the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels of executive officers, sets salary and bonus levels, and awards stock option grants for the executive officers of the Company. The objectives of the Compensation Committee are to correlate executive compensation with the Company’s business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

Executive compensation is based on several general principles, which are summarized below:

  Provide competitive total compensation that allows the Company to attract and retain key executives.

  Link corporate and individual performance to compensation.

  Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

Executive Compensation Components

The primary components of the Company’s executive officer compensation program are base salaries, bonuses and stock options.

Base Salaries.    Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications within the industry and are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. In determining executive officer salaries, the Compensation Committee considers recommendations from management and the executive’s experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2003 and future years, the Compensation Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry. No executive officer received any increase in his base salary in fiscal year 2002.

Bonuses.    In determining executive officer bonuses, the Compensation Committee considers individual performance as well as the overall financial performance of the Company. No specific weight is attached to any of these factors in determining bonuses, although the Company’s overall financial performance is generally weighted more than individual performance when determining an individual executive officer’s bonus. No executive officer received any bonus in fiscal year 2002.

Stock Options.    The long-term, performance-based compensation of executive officers takes the form of option awards under the Company’s Amended and Restated 2000 Equity Compensation Plan (the "Plan"), which is designed to align a significant portion of an executive officer’s compensation with the long-term interests of shareholders. The Plan permits the granting of several types of stock-based awards. The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders since stock options are granted at the current market price and will only have value if the Company’s stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, contributions and expected contributions of each executive officer to the Company and previous option grants to such executive officer.

Compensation of Chief Executive Officer

Dr. Jawerth has served as the Company’s Chief Executive Officer since February 16, 2001 (initially as Co-Chief Executive Officer until November 14, 2001). At that time, Dr. Jawerth and the Company entered into an executive employment agreement with the Company. For fiscal 2002, Dr. Jawerth received (i) cash compensation of $282,782, (ii) an option grant to purchase 720,000 shares of Common Stock at an exercise price of $1.44 per share, (iii) an option grant to purchase 106,337 shares of Common Stock at an exercise price of $1.44 per share, and (iv) option grants in lieu of cash compensation owed to him, pursuant to the Company’s Alternative Compensation Plan, to purchase 103,266 shares at exercise prices ranging from $0.25 to $0.48 per share. Dr. Jawerth did not receive a cash bonus for fiscal 2002.

Under Dr. Jawerth’s employment agreement, which the Company entered into with him on February 16, 2001, he received an initial base salary of $350,000. This base salary was to be increased on an annual basis by at least 10%; however, Dr. Jawerth has not taken any such increase in cash compensation to his initial base salary. These increases have been deferred and accrued by the Company to be paid at a later date as determined by the Board of Directors and Dr. Jawerth. As of February 16, 2003, Dr. Jawerth was to receive an annual salary of $423,500 pursuant to his employment agreement. Dr. Jawerth elected on July 31, 2002, to reduce his cash compensation temporarily to $262,500 on an annual basis to help lower the Company’s current cash consumption. The difference between the original annual contract amount of $350,000 and the current annual cash salary amount of $262,500 is paid to Dr. Jawerth on a bi-monthly basis in the form of options to buy common stock under the Company’s Alternative Compensation Plan (as noted above). The difference between the current annual salary amount of $423,500 owed to Dr. Jawerth and his original annual base salary of $350,000 in his employment agreement is being deferred and accrued by the Company until the Board of Directors and Dr. Jawerth determine when and how these deferred and accrued amounts may be paid to him.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Compensation Committee believes that the Company should be able to continue to manage its executive compensation program for its executive officers so as to preserve the related federal income tax deductions.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS:

George H. Simmons
Neil R. Guenther

COMPARISON OF SHAREHOLDER RETURN

Set forth below are two graphs that compare the cumulative total shareholder return (change in stock price plus reinvested dividends) of the Company’s common stock with the cumulative total return on the S&P 500 Index, the S&P Application Software Index, and the S&P Wireless Telecom Services Index for each of the periods (i) February 16, 2001, the date of the merger of Summus, Ltd. and High Speed Net Solutions, Inc., through December 31, 2002, and (ii) September 30, 1998, the date High Speed Net Solutions, Inc.’s common stock began trading, through December 31, 2002. High Speed changed its corporate name to Summus, Inc. (USA) on February 27, 2002.  These graphs assume the investment of $100 (including the reinvestment of any dividends) in the Company’s common stock and in each one of these indices on the beginning date of each period represented by each graph. The past performance of the Company’s common stock is not an indication of future performance. There can be no assurance that the price of the Company’s common stock will appreciate at any particular rate or at all in future years.

Cumulative Total Shareholder Return
February 2001 - December 2002

Cumulative Total Shareholder Return
September 1998 - December 2002

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
(Proposal 2 on Proxy)

Under Florida law, we may issue shares of our capital stock only to the extent such shares have been authorized under our certificate of incorporation, as amended and restated. Our certificate of incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock, par value $.001 per share. As of October 15, 2003, 62,976,959 shares of common stock were issued and outstanding and an aggregate of approximately 83,112,019 shares of common stock were reserved for issuance as follows:

  an aggregate of approximately 7,930,194 shares of common stock are issuable in connection with outstanding options granted under the Company’s Amended and Restated 2000 Equity Compensation Plan and outside of such plan;

  an aggregate of approximately 49,025,062 shares of common stock are issuable in connection with the exercise of outstanding warrants issued by the Company;

  an aggregate of 156,763 shares of common stock will be issuable in connection with the conversion of the Company’s Series A convertible preferred stock.

  an aggregate of 5,000,000 shares of common stock will be issuable in connection with the conversion of the Company’s Series C convertible preferred stock. (These shares of Series C stock may not be converted until after nine months from their date of issuance, pursuant to their terms.)

  an aggregate of 20,000,000 shares of common stock will be issuable in connection with the conversion of the Company's Series D convertible preferred stock.

  an aggregate of 1,000,000 shares of common stock will be issuable in connection with the conversion of the Company's Series E convertible preferred stock.

Therefore, assuming the exercise of all options and warrants of the Company, and the conversion of the Company’s Series A, C, D and E convertible preferred stock, as of October 15, 2003, the Company had no authorized and unissued shares of common stock available to it for issuance.

Our Board of Directors unanimously approved, subject to shareholder approval, an amendment to our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance from 100,000,000 to 185,000,000 and directed that such amendment be submitted to a vote of the shareholders with the recommendation that the amendment be approved.

The text of the proposed amendment to our certificate of incorporation is set forth in Appendix A to this Proxy Statement.

Purpose of the Proposal

The Board of Directors is seeking to ensure that shares of our common stock will be available for future issuance in the event our Board of Directors determines that it is necessary or advisable in the future:

  to raise additional capital through the sale of equity securities to fund business operations;

  to acquire other companies or their assets;

  to attract strategic partners and/or candidates for a business combination which can assist the Company in generating a revenue stream from the commercial deployment of its technology under development or which are capable of increasing our revenues to a self-sustaining, profitable level;

  to provide equity incentives to employees and officers;

  to declare stock dividends or effect stock splits; or

  for other corporate purposes.

We continue to experience losses and have going concern qualifications from our outside auditors. Thus, the Board of Directors expects that additional sources of capital will be required to fund our growth and resulting operations. In this regard, we anticipate that a certain portion of the additional authorized shares of common stock as contemplated by this proposal will be needed to meet such funding requirements. Management has had discussions with certain parties and investment banking firms concerning capital-raising possibilities in the future, but as of the date of this Proxy Statement there are no such arrangements or firm intentions which have been made.

Other than as described above, our Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.  However, the Board of Directors believes that if an increase in the number of authorized shares of common stock were to be postponed until a specific need or purpose arose, the delay and expense in obtaining the approval of our shareholders at that time could significantly impair our ability to meet financing requirements or other objectives.

Effects of the Proposal

 The increase in the authorized shares of our common stock will not have any immediate effect on the rights of existing shareholders.  However, our Board of Directors will have the authority to issue authorized shares of common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or regulations, the Company’s governing documents, or the rules of any stock exchange, NASDAQ or any automated inter-dealer quotation system on which the Company’s common stock may then be traded. The Company’s shareholders could therefore experience a reduction in their ownership interest in the Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. The holders of our common stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership in the Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Although the Board of Directors will authorize the issuance of additional shares of common stock only when it considers doing so to be in the best interests of shareholders, the availability for issuance of additional shares of common stock could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company through, for example, a proposed merger, tender offer or proxy contest. Neither management nor the Board is aware of any planned effort on the part of any party to accumulate material amounts of common stock or to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise, or to change the Company’s management.

Rights of Holders of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and to receive, ratably, dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to shareholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

Required Vote; Board Recommendation

Approval of the amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 to 185,000,000 requires the affirmative vote of a majority of our issued and outstanding shares of common stock

Our Board of Directors unanimously recommends a vote FOR the proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of common stock, which is designated as Proposal No. 2 on the enclosed proxy card.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 3 on Proxy)

 The Board of Directors has selected Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003. Ernst & Young LLP served in such capacity for the Last Fiscal Year. A representative of Ernst & Young LLP will be present at the 2003 Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

 In the event ratification by the shareholders of the appointment of Ernst & Young LLP as Summus’ independent public accountants is not obtained, the Board of Directors will reconsider such appointment.

 Vote Required; Board Recommendation

 The affirmative vote of a majority of the votes present and voting at the 2003 Annual Meeting is required for approval of this proposal.

Our Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and Summus’ 2003 Annual Report on Form 10-K, unless Summus or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a shareholder at a shared address to which a single copy of Summus’ Proxy Statement and 2003 Annual Report on Form 10-K was delivered, Summus will promptly deliver a separate copy of such documents to such shareholder. Written requests should be made to Summus, Inc. (USA), Attention: Chief Financial Officer, 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601, and oral requests may be made by calling Mona McCall at (919) 807-5621. In addition, if a shareholder wishes to receive a separate copy of Summus’ proxy statement and annual report in the future, such shareholder should notify Summus either in writing addressed to the foregoing address or by calling the foregoing telephone number.

 Shareholders sharing an address who are receiving multiple copies of Summus’ proxy statements and annual reports may request delivery of a single copy of Summus’ proxy statements and annual reports by writing to the address above or calling the telephone number above.

 SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

 Proposals of shareholders that are intended for inclusion in Summus’ proxy statement relating to the 2004 Annual Meeting of the Shareholders of Summus must be received by Summus at its offices at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601, not later than August 4, 2004, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals in order to be included in Summus’ proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

 At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with the recommendations of the Board of Directors or, if no recommendation is given, in their own discretion.

 FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SUMMUS, INC. (USA), 434 FAYETTEVILLE STREET, SUITE 600, RALEIGH, NORTH CAROLINA, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.SUMMUS.COM.

By Order of the Board of Directors, /s/ Bjorn D. Jawerth Bjorn D. Jawerth Chairman and Chief Executive Officer

Raleigh, North Carolina
October __, 2003

APPENDIX A

ARTICLES OF AMENDMENT

OF

SUMMUS, INC. (USA)

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Summus, Inc. (USA) (the “Corporation”), a corporation organized and existing under the laws of the State of Florida hereby certifies as follows:

  The name of the Corporation is Summus, Inc. (USA).

  The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by replacing Article IV in its entirety as follows:

“Article IV

The capital stock of the Corporation shall consist of 185,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.”

  This amendment was approved by the shareholders of the Corporation at a duly called and convened annual meeting held on December 2, 2003. This amendment required the vote of the holders of shares of the Corporation’s common stock as required by Section 607.1004 of the Florida Business Corporation Act. The number of votes cast for the amendment identified in Section 2 above by the holders of shares of common stock was sufficient for the approval of such amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Operating Officer and attested by its Assistant Corporate Secretary on this ___ day of December, 2003, hereby declaring and certifying that this is the act and deed of the Corporation and that the statements contained herein are affirmed as true under penalties of perjury.

SUMMUS, INC. (USA) By:______________________________ Gary E. Ban, Chief Operating Officer

ATTEST:

By:_________________________
       Robert S. Lowrey
       Assistant Corporate Secretary

A-1

APPENDIX B

Summus, Inc. (USA)

Audit Committee Charter

********

As adopted Effective February 17, 2003

********

Purpose

The primary functions of the Audit Committee are to assist the Board of Directors of Summus, Inc. (USA) (the “Company”) in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its shareholders, the public and others, (iv) the Company’s compliance with legal and regulatory requirements, and (v) the performance of the Company’s independent public accountants. Consistent with these functions, the Audit Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

Organization

Prior to the listing of the Company’s common stock on a national exchange, the Audit Committee shall be formed and maintained in accordance with the Section 10A of the Securities Exchange Act and all other related rules promulgated by the Securities and Exchange Commission. Upon the listing of the Company’s common stock on a national exchange, the Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the rules of the particular national exchange that the Company is listed on and any other regulatory requirements.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by a vote of a majority of the full Committee.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management and the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Audit Committee shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. In addition, at the first meeting of the Audit Committee to be held upon its formation and at each first meeting held following the annual meeting of shareholders (the “First Meeting”), the chairperson, in consultation with the other members of the Audit Committee, shall determine the list of items to be addressed by the Audit Committee during the coming year (the “Annual Agenda”).

The chairperson shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as each other director in advance of the meeting, and that the Annual Agenda is circulated to each member of the Audit Committee as well as each other director not later than five business days after it is finalized (which shall be not later than five business days after the First Meeting).

Authority and Responsibilities

In recognition of the fact that the independent public accountants are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants (or to nominate the independent public accountants for shareholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent public accountants:

  Be directly responsible for the appointment, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing its audit report or related work.

  Have the sole authority to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be provided by the independent public accountants and (ii) all non-audit services to be provided by the independent public accountants as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

  Review on an annual basis the performance of the independent public accountants.

  Ensure that the independent public accountants submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants, and satisfy itself as to the independent public accountants’ independence.

  At least annually, obtain and review an annual report from the independent public accountants describing (i) the independent public accountants’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues.

  Confirm that the lead audit partner and the audit partner responsible for reviewing the audit have not performed audit services for the Company for each of the five previous fiscal years.

  Review all reports required to be submitted by the independent public accountants to the Audit Committee under Section 10A of the Securities Exchange Act.

  Review, based upon the recommendation of the independent public accountants, the scope and plan of the work to be done by the independent public accountants.

With respect to the financial statements:

  Review and discuss with management and the independent public accountants the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent public accountants review of the quarterly financial statements) prior to submission to shareholders, any governmental body, any stock exchange, or the public.

  Review and discuss with management and the independent public accountants the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

  Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

  Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

  Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

  Periodically review separately with each of management and the independent public accountants (i) any significant disagreement between management and the independent public accountants in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (iii) management’s response to each.
  Periodically discuss with the independent public accountants, without management being present, (i) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (ii) the completeness and accuracy of the Company’s financial statements.
  Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices suggested by the independent public accountants and management. Review with the independent public accountants and management at appropriate intervals the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

  Review and discuss with management, the independent public accountants and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

  Review and discuss with management, the independent public accountants and the Company’s in-house and independent counsel any issues that management and the public accountants propose to address through the SEC’s pre-clearance process.

  Review and discuss with management and the independent public accountants, the Company’s critical accounting policies that have the greatest effects on the Company’s financial statements and all alternative accounting treatments.

  Review, discuss and challenge management and the independent public accountants in identifying the difficult areas (e.g., significant estimates and judgments) and to explain fully how they each made their judgments in those areas.

  Review and discuss with management and the independent public accountants proposed significant, complex and/or unusual transactions and their financial statement effects.

  If applicable, understand why management did not correct audit differences that were identified and what the effects would be on the financial statements if those differences were corrected in the current period.

  Review and understand significant balance sheet changes in trends or important financial relationships.

  Review and understand the business need for significant related-party transactions and whether they have been properly disclosed.

  Review and understand any new or proposed accounting and auditing topics affecting the Company.

Discussions with management:

  Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. Also consider using Financial Executives International/National Investor Relations Institute guidelines (available at www.fei.org or www.niri.org) as well as financial information and earnings guidance provided to analysts and rating agencies.

  Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

  Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal controls:

  In consultation with the independent public accountants, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations.

  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

  Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (ii) the independent public accountants’ attestation, and report, on the assessment made by management.

Other:

  Review and approval all related-party transactions.

  Review and approve (i) any change or waiver in the Company’s code of ethics for senior financial officers and (ii) any disclosure made on Form 8-K regarding such change or waiver.

  Establish a policy addressing the Company’s hiring of employees or former employees of independent public accountants who were engaged on the Company’s account.

  Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

  Review its own performance annually.

  Report regularly to the Board.

  Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

  This Charter shall be made available on the Company’s website at www.summus.com.

V.                     Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent public accountants for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

SUMMUS, INC. (USA)

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SUMMUS, INC. (USA) FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 2, 2003

The undersigned shareholder(s) of Summus, Inc. (USA), a Florida corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October __, 2003. The undersigned hereby appoints BJORN D. JAWERTH AND GARY E. BAN, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Summus, Inc. (USA), to be held at the Embassy Suites Hotel, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, on Tuesday, December 2, 2003, at 10:00 a.m. Eastern Standard Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and upon all other matters that may properly come before said Annual Meeting.

--------------------

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

-------------------

        PLEASE MARK
[X]    VOTES AS IN
        THIS EXAMPLE.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3, AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AS RECOMMENDED BY THE BOARD OF DIRECTORS, OR IF NO RECOMMENDATION IS GIVEN, IN THE PROXIES’ OWN DISCRETION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

	FOR THE NOMINEES LISTED (EXCEPT AS INDICATED BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED

1. ELECTION OF DIRECTORS: Jere A. Ayers Neil R. Guenther Bjorn D. Jawerth George H. Simmons	☐ Instruction: To withhold authority to vote for any nominee, write that nominee’s name(s) in this space: ______________________________	☐

	FOR	AGAINST	ABSTAIN

2. TO APPROVE THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY FROM 100,000,000 TO 185,000,000	☐	☐	☐

	FOR	AGAINST	ABSTAIN

3. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITOR FOR FISCAL YEAR ENDED DECEMBER 31, 2003	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING     ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT          ☐

Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by our Corporate Secretary, at or prior to the Annual Meeting, of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by attending the Annual Meeting and requesting to vote in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:          , 2003

________________________________	______________________________
Signature	Signature, if held jointly

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title. Both joint tenants must sign.